UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51173 (Commission File Number)	56-2020050 (IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina (Address of principal executive offices)		27101 (Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Targacept, Inc. (the “Company”) maintains an incentive award program under which all of its employees are eligible to receive an annual cash incentive bonus. At or about the beginning of each fiscal year, the Compensation Committee of the Company’s Board of Directors (the “Board”) establishes performance objectives for the Company and ascribes a percentage weight to each objective, which may equal or exceed 100% in the aggregate. The performance objectives are typically focused in some or all of the following areas: the discovery, progression or advancement of the Company’s product candidates, clinical or nonclinical development, preclinical research, regulatory operations, business development, alliance management and cash or budget management. For a group of employees that includes the Company’s principal executive officer, principal financial officer and other named executive officers, the cash incentive bonus under the program is determined by multiplying the amount of the employee’s base salary received for the year times his or her assigned target bonus percentage times the achievement level for the program determined by the Compensation Committee after the end of the year. In determining the achievement level for the program for a particular year, the Compensation Committee calculates the weights ascribed to those pre-defined performance objectives that were met, determines whether to award all or any portion of the weight ascribed to any objective that was not met because the event reflected by the objective was achieved in part or on a delayed basis or because the failure to meet the objective resulted from a strategic change that occurred during the year, and determines whether to make any adjustment based on other Company accomplishments that occurred during the year.

On January 9, 2009, the Compensation Committee took the following actions with respect to the program:

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determined the achievement level at which cash incentive bonuses would be awarded under the program for fiscal 2008 to be 60%. As a result, the Company’s named executive officers were awarded bonuses in the following amounts:

J. Donald deBethizy	President and Chief Executive Officer	$103,822
Merouane Bencherif	Vice President, Preclinical Research	$41,411
Jeffrey P. Brennan	Vice President, Business and Commercial Development	$49,784
Geoffrey C. Dunbar	Vice President, Clinical Development and Regulatory Affairs	$52,578
Alan A. Musso	Vice President, Chief Financial Officer and Treasurer	$49,784

No change in the base salary or target bonus percentage of any of the Company’s named executive officers for fiscal 2008 was made for fiscal 2009.

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established performance objectives for the program for fiscal 2009. The 2009 objectives include the achievement of specified goals with respect to: the execution of, or outcomes from, clinical development and preclinical research programs; cash management; business development activities; alliance management activities; and the continued development of AZD3480 (TC-1734) by AstraZeneca. The objectives include up to 35% in additional weighting associated with events considered by the Compensation Committee to be particularly challenging that, if achieved, would be expected to provide substantial benefit to the Company and its stockholders. As a result, the aggregate weight ascribed to all of the objectives for 2009 is 135%.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2009, the Board, acting on the recommendation of its Governance and Nominating Committee, adopted the following amendments to the Company’s bylaws and restated the bylaws in their entirety:

Article II, Sections 13 and 14: Amended to (i) clarify the exclusive methods by which business may be properly brought before an annual meeting of stockholders and by which nominations of persons for election to the Board may be made at a meeting of stockholders and (ii) modify the advance notice requirements applicable to a stockholder proposal for an annual meeting of stockholders (a “Stockholder Proposal”) or a stockholder nomination of a person for election to the Board at a meeting of stockholders (a “Stockholder Nomination”). Among other things, the amendments:

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require the proposing or nominating stockholder (and, if different, the beneficial owner of shares of Company stock on whose behalf the Stockholder Proposal or Stockholder Nomination is made) to be a stockholder of record (or beneficial owner of shares of Company stock) on the date that the proposing or nominating stockholder’s notice of the Stockholder Proposal or Stockholder Nomination required by the bylaws (the “Notice”) is given to the Company and on the date of the annual meeting, instead of the date that the Notice is given and the record date for the annual meeting;

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modify the period during which the Notice must be given to the Company to be timely, including, without limitation, by determining the period by reference to the one-year anniversary of the annual meeting held in the preceding year, instead of by reference to the one-year anniversary of the notice date in the Company’s proxy statement for the annual meeting held in the preceding year;

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require the Notice to include additional information, including, among other things, the name, address, and record and beneficial ownership of Company stock of affiliates and associates of each of the proposing or nominating stockholder and, if different, the beneficial owner on whose behalf the Stockholder Proposal or Stockholder Nomination is made (the proposing or nominating stockholder, the beneficial owner on whose behalf the Stockholder Proposal or Stockholder Nomination is made and their respective affiliates and associates, each a “Proposing/Nominating Person”) and, with respect to each Proposing/Nominating Person, information (i) regarding derivative or other synthetic equity instruments, or hedging or other transactions, engaged in by the Proposing/Nominating Person with respect to Company stock; (ii) regarding arrangements by which the Proposing/Nominating Person has voting or dividend rights with respect to Company stock; (iii) regarding certain fees to which the Proposing/Nominating Person may be entitled; (iv) regarding arrangements of the Proposing/Nominating Person with another Proposing/Nominating Person or any record or beneficial owner of shares of Company stock with respect to the Stockholder Proposal or Stockholder Nomination; (v) that, in the case of a Stockholder Proposal, would be required to be disclosed in a proxy statement or other filing with respect to the solicitation of proxies by a Proposing/Nominating Person in support of the proposal pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (vi) that, in the case of a Stockholder Nomination, would be required to be disclosed in a proxy statement or other filing with respect to the solicitation of proxies by a Proposing/Nominating Person with respect to the election of directors at the applicable meeting;

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require that, with respect to a Stockholder Nomination, the Notice also include the following additional information: (i) all information with respect to the proposed nominee required by the bylaws as if such nominee were a Proposing/Nominating Person; (ii) information regarding compensation or other arrangements of any Proposing/Nominating Person and the proposed nominee or any of the proposed nominee’s affiliates or associates; (iii) such other information as the Company may reasonably require to determine or evaluate the independence or financial qualifications of the proposed nominee; and (iv) a completed questionnaire as to the background and qualifications of the proposed nominee and a written representation and agreement of the proposed nominee regarding the absence of voting commitments or compensation arrangements in connection with service or action as a director and regarding compliance with publicly-disclosed policies and guidelines of the Company;

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require the information included in the Notice to be updated and supplemented to remain true and correct as of the record date for the annual meeting and as of the date 10 days prior to the annual meeting and provide required time periods for delivery of the updated and supplemented Notice to the Company; and

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clarify the meanings of certain terms used in the bylaws, including, without limitation, beneficial ownership, and the application of Article II, Section 14 of the bylaws to stockholder nominations for director.

As a result of the amendments to the bylaws, to be timely for the Company’s 2009 Annual Meeting of Stockholders, a Notice must be delivered to or mailed and received at the Company’s principal executive offices not earlier than the close of business on February 25, 2009 and not later than the close of business of March 27, 2009.

Article VI, Section 15: Amended to expressly cover entities that are not corporations.

Article IX, Section 6: Amended to (i) align more closely with the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”) and clarify that the specified stockholder constituency required to amend specified provisions of the bylaws is in addition to any other stockholder vote required by law, the Charter or the bylaws and (ii) clarify the applicability of such specified stockholder constituency requirement to adoption, amendment or repeal of bylaws by the Company’s stockholders.

Other: Minor technical or clarifying amendments to Article II, Sections 11 and 15, Article III, Section 5, Article IV, Section 3, Article VI, Sections 5 and 12 and Article VIII, Section 1.

The foregoing description of the amendments to the bylaws adopted by the Board is qualified in its entirety by reference to the Company’s bylaws, as amended and restated on January 9, 2009, which are filed, marked to show the amendments, as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description

3.1	Bylaws, amended and restated as of January 9, 2009 (marked)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: January 15, 2009	/s/ Peter A. Zorn
Peter A. Zorn Vice President, Legal Affairs and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws, amended and restated as of January 9, 2009 (marked)